UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 07, 2023

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 Platte Street 2nd Floor
Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 7, 2023, Veritone, Inc. (the “Company”) entered into a commitment letter with certain funds managed by Highbridge Capital Management, LLC and with certain other lenders (collectively, the “Lenders”), pursuant to which the Lenders have committed, subject to the terms and conditions contained therein, to establish a senior secured term loan facility in an aggregate principal amount of $77.5 million (the “Term Loan”) and to provide the entire principal amount of the Term Loan. The full amount of the Term Loan must be drawn on the closing date of the Term Loan (the “Closing Date”) and may not be reborrowed.

The proceeds of the Term Loan would be used (i) to repurchase an aggregate $50.0 million principal amount of the Company’s existing 1.75% convertible senior notes due 2026 (the “2026 Convertible Senior Notes”) held by the Lenders, (ii) for general corporate purposes and (iii) to pay fees and out-of-pocket expenses in connection with the Term Loan. The 2026 Convertible Senior Notes would be repurchased, on the Closing Date, at a price equal to 75% of the principal amount of the 2026 Convertible Senior Notes repurchased plus any accrued and unpaid interest on such notes as of the Closing Date.

The Company will be the borrower under the Term Loan and all amounts under the Term Loan will be guaranteed by each of the Company’s direct and indirect material subsidiaries (the Company and the guarantors, collectively being the “Credit Parties”). The Term Loan will generally be secured by a first-priority perfected security interest in and lien on substantially all tangible and intangible property of the Credit Parties and a pledge of equity interests held by the Credit Parties. The Term Loan will have certain customary default provisions, representations and warranties and affirmative and negative covenants, including a covenant to maintain unrestricted cash and cash equivalents of at least $15.0 million at all times.

The Term Loan will accrue interest at a rate of Term SOFR plus 8.50%, with a 3.00% floor for Term SOFR, payable quarterly. A default interest rate of an additional 3.00% per annum will apply on all outstanding obligations after the occurrence of an event of default.

The Term Loan will have a term of four years and will require quarterly amortization payments of 2.50% of the principal amount, commencing in June 2024, with the balance of the Term Loan payable on the scheduled maturity date. The Company may, subject to certain conditions, elect to make any amortization payment in shares of the Company’s common stock. If the Company elects to make any amortization payment in shares of common stock, the principal amount will be proportionately prepaid over a 15 trading day period with the shares of common stock valued at a price per share equal to 95% of the volume weighted average price on each trading day during the 15 trading day period ending on the trading day immediately preceding the applicable date; provided that the Company shall pay any such amortization in cash if the common stock would be valued at less than the “Minimum Price”, as computed pursuant to Nasdaq Rule 5635(d), plus $0.0125.

The Term Loan will require mandatory prepayments from the net cash proceeds received by the Credit Parties for among other things (i) certain asset sales, but only to the extent net cash proceeds therefrom exceed $10.0 million, and (ii) insurance recoveries on loss of property that are not otherwise reinvested in other assets of the Credit Parties. The Term Loan will also require prepayment in full if $30.0 million or more of aggregate principal amount of the 2026 Convertible Senior Notes are outstanding on August 14, 2026. The Company may elect to prepay the Term Loan, in whole or in part, in cash, subject to a make-whole premium during the first year of the Term Loan, 14.0% prepayment premium during the second year of the Term Loan, and 7.0% premium during the third year of the Term Loan. The Company may also prepay the Term Loan in shares of common stock, subject to a 13.0% prepayment premium, if the closing price of the common stock exceeds certain price thresholds for any 20 trading days during a 30 consecutive trading day period and subject to certain other conditions. If the Company elects to prepay the Term Loan with shares of common stock, the principal amount will be proportionately prepaid over a 15-trading day period with the shares of common stock valued at price per share equal to 95% of the volume weighted average price of the common stock on the applicable prepayment date.

The Company has agreed to issue warrants (the “Warrants”) to the Lenders to purchase up to 3,008,540 shares of common stock. The Company has agreed to issue a total of 20% of the Warrants to the Lenders in connection with the entry into the commitment letter, with the remaining 80% conditioned on the closing of the Term Loan. The Warrants will be exercisable for a period of five years following the closing of the Term Loan at a price per share of $2.576.

Pursuant to the Commitment Letter, the Company will agree to enter into a registration rights agreement at or prior to the closing of the Term Loan for the resale of the shares of common stock issued pursuant to the terms of the Term Loan and the Warrants.

The Commitment Letter provides that the closing of the Term Loan is conditioned on, among other things, the Company having unrestricted cash and cash equivalents of at least $55 million immediately prior to the funding of the Term Loan on the closing date and satisfaction of certain other conditions. The Commitment Letter will expire on December 15, 2023 if the Term Loan has not been consummated on or prior to that date. The Lenders will select a third party to serve as the sole administrative agent, collateral agent, and documentation agent in connection with the Term Loan.

Item 2.02 Results of Operations and Financial Condition.

On November 8, 2023, Veritone, Inc. (the “Company”) announced its financial results for the third quarter ended September 30, 2023. The press release issued by the Company in connection with the announcement is attached to this report as Exhibit 99.1.

The information in this Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as may be set forth by specific reference in such a filing.

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements, including without limitation, statements regarding the Commitment Letter, Term Loan and Warrants and the expected closing of the Transaction. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “should,” “could,” “estimate” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, beliefs and information. As such, the Company’s actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. With respect to the Commitment Letter, Term Loan and Warrants, important factors that could cause such differences include, among other things, the risk that a condition to closing of the proposed Term Loan may not be satisfied (or waived), that the closing of the Term Loan might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement of the Commitment Letter or closing of the Term Loan; the diversion of management time on transaction-related issues; the response of competitors to the Commitment Letter. Certain of these judgments and risks are discussed in more detail in the Company’s Annual Report on Form 10-K, and other periodic reports filed with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s objectives or plans will be achieved. The forward-looking statements contained herein reflect the Company’s beliefs, estimates and predictions as of the date hereof, and the Company undertakes no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NO.	DESCRIPTION

99.1	Press Release of Veritone, Inc. dated November 8, 2023 (furnished pursuant to Item 2.02 and not deemed filed).

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veritone, Inc.

Date:	November 8, 2023	By:	/s/ Michael L. Zemetra
Michael L. Zemetra Executive Vice President, Chief Financial Officer and Treasurer